Exhibit 15.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in (1) each of the following registration statements of UBS AG on Form F-3 (Registration Numbers 333-52832; 333-52832-01 to -03; 333-46216; 333-46216-01 to -02; 333-46930; 333-64844; 333-62448; 333-62448-01 to -04; 333-63390; 333-132747) and Form S-8 (Registration Numbers 333-57878; 333-50320; 333-49216; 333-49214; 333-49212; 333-49210; 333-103956; 333-127180; 333-127182; 333-127183; 333-127184) and each related prospectus currently outstanding under any of the foregoing registration statements, and (2) the base prospectus of Corporate Asset Backed Corporation (“CABCO”) dated 23 June 2004 (Registration Number 3333-111572), the Form 8-K of CABCO dated 23 June 2004 (SEC File Number 001-13444), and the Prospectus Supplements relating to the CABCO Series 2004-101 Trust dated 10 May 2004 (Registration Number 033-91744) and 13 May 2004 (Registration Number 033-91744-05), of our report dated March 6, 2008, with respect to the consolidated financial statements of UBS AG incorporated by reference in the Annual Report (Form 20-F) for the year ended December 31, 2007:

Ernst & Young Ltd.

/s/ Andrew McIntyre	/s/ Dr. Andreas Blumer
Andrew McIntyre	Dr. Andreas Blumer
Chartered Accountant	Swiss Certified Accountant
in charge of the audit
Zurich, Switzerland
20 March 2008